UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2023

Seelos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-22245	87-0449967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Park Avenue, 2nd Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 293-2100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SEEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on November 21, 2022, Seelos Therapeutics, Inc. (the “Company”) received written notice from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, for the previous thirty consecutive business days, the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (“Rule 5550(a)(2)”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided an initial period of 180 calendar days, or until May 22, 2023, to regain compliance.

On May 23, 2023, the Listing Qualifications Staff of Nasdaq (the “Staff”) provided a notice to the Company (the “Nasdaq Notice”) that the Company has not regained compliance with Rule 5550(a)(2) and is not eligible for a second 180 calendar day compliance period as the Company does not comply with the minimum $5,000,000 stockholder’s equity requirement for initial listing on the Nasdaq Capital Market. The Nasdaq Notice further indicated that, unless the Company requests a hearing on an appeal of this determination by the Staff before a Nasdaq Hearings Panel by no later than May 30, 2023, the Company’s common stock would be scheduled for delisting from the Nasdaq Capital Market and would be suspended at the opening of business on June 1, 2023. The Company will timely submit a hearing request to Nasdaq’s Hearing Department, which will stay the suspension of the Company’s common stock until the hearing process concludes and the Nasdaq Hearings Panel issues a decision, and during which time the Company’s common stock will continue to be listed on Nasdaq Capital Market under the symbol “SEEL”.

The Company intends to submit a plan to regain compliance to the Nasdaq Hearings Panel as part of the hearing process, which compliance plan may include conducting a reverse stock split if necessary to regain compliance with Rule 5550(a)(2).  There can be no assurance that Nasdaq will accept the Company’s compliance plan, that the appeal will be successful, that the Company will be able to regain compliance with Rule 5550(a)(2) or that the Company will otherwise be in compliance with other applicable Nasdaq Listing Rules.  If the Company’s appeal is denied or if it fails to regain compliance with Nasdaq’s listing standards during any additional compliance period granted by the Staff, the Company’s common stock will be subject to delisting from the Nasdaq Capital Market.

Forward-Looking Statements

Except for the factual statements made herein, information contained in this Current Report on Form 8-K consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects or future events, as well as words such as “believes,” “intends,” “expects,” “plans” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that the Company will meet Nasdaq compliance standards during any compliance period or otherwise in the future, that Nasdaq will grant the Company any relief from delisting as necessary or that the Company can agree to or ultimately meet applicable Nasdaq requirements for any such relief. A delisting of the Company’s common stock from the Nasdaq Capital Market could materially adversely affect the Company’s ability to access the capital markets and could result in a default by the Company under its outstanding debt, and any limitation on market liquidity or reduction in the price of the common stock as a result of such delisting could adversely affect the Company’s ability to raise capital on terms acceptable to the Company, or at all. Reference is also made to other factors detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The forward-looking statements contained in this Current Report on Form 8-K speak only as of the date of this Current Report on Form 8-K and the Company assumes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this Current Report on Form 8-K, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Seelos Therapeutics, Inc.

Date: May 26, 2023	By:	/s/ Raj Mehra, Ph.D.
		Name:	Raj Mehra, Ph.D.
		Title:	Chief Executive Officer and President